Exhibit 10.15

                      SPLIT DOLLAR AGREEMENT

     THIS AGREEMENT made and entered into effective the 12th day of November, 1993, by and between RYAN'S FAMILY STEAK HOUSES, INC.

of the City of Greer, State of South Carolina (hereinafter called

"the Corporation") and MORGAN A. GRAHAM a resident of Greenville

County, State of South Carolina (hereinafter called "the

Employee").

          WHEREAS, the Employee wants to insure his life, for the

benefit and protection of his family, under a policy to be issued by Massachusetts Life Insurance Company; and

          WHEREAS, the Corporation wants to help the Employee

provide insurance for the benefit and protection of his family by paying the full amount of the premiums due on the policy on the

Employee's life; and

          WHEREAS, the Corporation wants to be the owner of the

policy of insurance on the Employee's life acquired pursuant to the terms of this Agreement so that it will have security for the repayment of the amounts which it will pay on the premiums due on the policy;

         NOW, THEREFORE, in consideration of the mutual covenants

contained herein, it is agreed between the parties hereto as follows:



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                             ARTICLE 1

          Application for Insurance.  The Corporation will apply

to Massachusetts Mutual Life Insurance Company for a Whole Life

policy on the Employee's life in the face amount of Eight Hundred

Forty Five Thousand ($845,000) Dollars.  The Corporation and the

Employee will do everything necessary to cause the policy to be issued.  When the policy is issued, the policy number, face amount and plan of insurance shall be recorded on Schedule A attached hereto and the policy shall then be subject to the terms of this

Agreement.



                             ARTICLE 2

          Ownership of Insurance.  The Corporation will be the

owner of the policy on the Employee's life acquired pursuant to the terms of this Agreement and it may exercise all the rights of ownership with respect to the policy except as otherwise

hereinafter provided.



                             ARTICLE 3

          Designation of Beneficiaries and Election of Settlement

Option.  The Corporation, upon receipt of a written request from the Employee, will designate the person or persons named by the

Employee as beneficiaries to receive any proceeds payable under the policy upon the Employee's life in excess of the amount of the proceeds payable to the Corporation under Article 10:B of this

Agreement.  The Corporation will also elect the settlement option requested by the Employee in writing.  The beneficiary or

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beneficiaries named upon request by the Employee and the

settlement option elected upon request by the Employee will not be changed by the Corporation unless the Employee makes a written request for such a change.



                             ARTICLE 4

          Election of Dividend Option.  All dividends declared by

Massachusetts Mutual Life Insurance Company on the policy on the

Employee's life acquired pursuant to the terms of this Agreement shall be applied to purchase additional paid up insurance on the life of the Employee.



                             ARTICLE 5

          Payment of Premiums on Policy.  On or before the due

date the Corporation will pay to Massachusetts Mutual Life

Insurance Company the full amount of each annual premium on the policy on the Employee's life acquired pursuant to the terms of this Agreement.



                             ARTICLE 6

          Employee's Obligation to Corporation.  The Employee

shall be obligated to repay to the Corporation the aggregate amount paid by the Corporation, under Article 5 of this Agreement,

to Massachusetts Mutual Life Insurance Company as premiums on the policy on the Employee's life acquired pursuant to the terms of this Agreement.  This obligation of the Employee to the

Corporation shall be payable as provided in Article 10 and Article

12 of this Agreement.

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                             ARTICLE 7

          Additional Policy Benefits and Riders.  The Corporation

may add a rider to the policy on the Employee's life, acquired pursuant to the terms of this Agreement, for its own benefit.

Upon written request made by the Employee the Corporation may add a rider to the policy for the benefit of the Employee.  Any

additional premium for any rider which is added to the policy shall be paid by the party which will be entitled to receive the proceeds of the rider.



                             ARTICLE 8
             Corporation's Right to Make Policy Loans.

         A.  The Corporation shall have the right to obtain loans

secured by the policy on the Employee's life acquired pursuant to the terms of this Agreement.  These loans may be obtained either from Massachusetts Mutual Life Insurance Company or from others.

The Corporation shall have the right to assign the policy which it owns on the Employee's life as security for the repayment of such loans.  The amount of such loans together with the interest

thereon shall at no time exceed the aggregate amount of the

premiums for the policy as of the date to which such premiums have been paid.  All interest charges with respect to any such loans shall be paid by the Corporation.

          B.  If the policy on the Employee's life acquired

pursuant to the terms of this Agreement is assigned or encumbered in any way, other than by a policy loan, on the date of the

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Employee's death, the Corporation will promptly take all the steps which may be necessary to secure a release or discharge of the assignment or encumbrance so that the portion of the death

proceeds payable under the policy to the beneficiary or

beneficiaries named by the Employee will be paid promptly.


                             ARTICLE 9

          Assignment or Termination of Policy.  Except as

otherwise herein provided, the Corporation agrees that while this

Agreement remains in force and in effect, it will not, without the

Employee's consent, transfer, assign or terminate the policy on the Employee's life acquired pursuant to the terms of this

Agreement.


                            ARTICLE 10

          Death Claims.

          A.  When the Employee dies, the Corporation will

promptly take all the steps which may be necessary to obtain the death benefits provided under the policy on the Employee's life acquired pursuant to the terms of this Agreement.

          B.  When the Employee dies, the Corporation shall be

entitled to receive a portion of the death benefits provided under the policy on the Employee's life acquired pursuant to the terms of this Agreement.  The amount to which the Corporation will be entitled shall be the total amount which it has paid, pursuant to

Article 5 of this Agreement, as premiums on the policy on the

Employee's life less the amount of any indebtedness

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which may exist against the policy and any interest due on such indebtedness.  The receipt of this amount by the Corporation shall constitute satisfaction of the Employee's obligation under Article

6 of this Agreement.

          C.  When the Employee dies, the beneficiary or

beneficiaries named by the Corporation upon the Employee's request shall be entitled to receive the amount of the death benefits provided under the policy on the Employee's life in excess of the amount payable to the Corporation under paragraph B of this

Article.  This amount shall be paid under the settlement option elected by the Corporation upon the Employee's request.

                            ARTICLE 11

          Termination of Agreement.  This Agreement shall

terminate on the occurrence of any of the following events:



           (a)  cessation of the Corporate business;

           (b) bankruptcy, receivership or dissolution of the Corporation;

          (c)  termination of the Employee's employment with the

Corporation for any reason whatsoever, whether voluntary or

involuntary; however, in the event the Employee works for the

Corporation until his age sixty-seven (67), then and in such sole event, this Agreement shall not terminate upon his retirement but shall continue until December 11, 2005.



          (d)  after the fifth year of this Agreement, November

12, 1998, the Corporation will transfer ownership of this policy

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on the Employee's life to the Employee, or his written designee,

at which time all of the Employee's obligations to the

Corporation, as determined under Article 5 of this Agreement,

shall be secured by a collateral assignment duly executed by the

Employee, or his written designee, to the Corporation of an

interest in the policy equal to such obligation of the Employee.

          (e) repayment in full by the Employee of the amount paid

by the Corporation, under Article 5 of this Agreement, as premiums on the policy on the Employee's life, acquired pursuant to the terms of this Agreement, provided that upon the receipt of such repayment, the Corporation transfers ownership of the policy to the Employee.



                            ARTICLE 12

Disposition of Policy on Termination of Agreement.  If this

Agreement is terminated under paragraph (a), (b), or (c) of

Article 11, the Employee shall have sixty days in which to pay the

Corporation the amount which it has paid as premiums on the policy on the Employee's life acquired pursuant to the terms of this

Agreement.  Upon payment of this amount to the Corporation, the

Employee shall be entitled to obtain ownership of the policy on his life.  If the policy is encumbered by a policy loan at the time ownership is to be transferred to the Employee, the

Corporation shall either remove the encumbrance or reduce the price to be paid by the Employee for the policy by the amount of the indebtedness.  If the policy is assigned to a third party at

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the time ownership is to be transferred to the Employee, the

Corporation shall take all the steps necessary to secure a release of the assignment.  If the Employee does not exercise his right to acquire the policy, ownership of the policy by the Corporation shall constitute satisfaction of the Employee's obligation to the

Corporation under Article 6 of this Agreement and the Employee shall be discharged completely from his obligation to repay the amounts paid by the Corporation upon the premiums due on the policy.

                            ARTICLE 13

          Insurance Company Not a Party.  The Massachusetts Mutual

Life Insurance Company:

          (a)  shall not be deemed to be a party to this Agreement

for any purpose nor in any way responsible for its validity;

          (b)  shall not be obligated to inquire as to the

distribution of any monies payable or paid by it under the policy on the Employee's life acquired pursuant to the terms of this

Agreement.

          (c)  shall be fully discharged from any and all

liability under the terms of any policy issued by it, which is subject to the terms of this Agreement, upon payment or other performance of its obligations in accordance with the terms of such policy.


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                            ARTICLE 14

          Amendment of Agreement.  This Agreement shall not be

modified or amended except by a writing signed by the Corporation and the Employee.  This Agreement shall be binding upon the heirs,

administrators or executors and the successors and assigns of each party to this Agreement.


                            ARTICLE 15

          State Law.  This Agreement shall be subject to and shall

be construed under the laws of the State of South Carolina.

          IN WITNESS WHEREOF, the parties hereto have signed and

sealed this Agreement on the date above first written.



IN THE PRESENCE OF:


/s/Freida L. Dunlap                /s/Morgan A. Graham
                                   Morgan A. Graham
/s/Lisa D. Sales                        Employee

                                   RYAN'S FAMILY STEAK
                                   HOUSES, INC.

/s/Freida L. Dunlap                By:/s/Fred Grant, Jr.
/s/Lisa D. Sales                        And:/s/ Charles D. Way


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                            Schedule A

Policy Number            Type of Policy      Face Amount

9-601-428                WHOLE LIFE               $845,000


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